Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 12, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Stratasys, Inc., which are incorporated by reference in this Registration Statement on Form S-8 of Stratasys Ltd. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

December 3, 2012